UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 989-0763

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Operating Officer

On August 6, 2025, ProPhase Labs, Inc. (the “Company”) announced that Stu Hollenshead, Chief Operating Officer, notified the Company of his decision to resign from his position on July 31, 2025. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Hollenshead will resume his prior role with the Company in the role as a marketing consultant.

The Company plans to initiate a search to identify a successor. In the interim, the duties of the Chief Operating Officer will be shared among the executive management team.

(c) Appointment of Fractional Chief Financial Officer

On August 6, 2025, ProPhase Labs, Inc. (the “Company”) appointed Steven M. Plumb, CPA as its fractional Chief Financial Officer (“CFO”), effective immediately.

Steven M. Plumb, CPA is a seasoned senior executive and financial manager experienced in operations, finance and marketing. He has Big 4 CPA experience, a background in IT, gaming, biotech, oil and gas, real estate, medical and utility companies. Mr. Plumb has served as the chief financial officer of numerous public companies over the course of his career as a fractional CFO. From April 2024 to August 2025, Mr. Plumb served as the chief financial officer of Driveitaway Holdings, Inc. (OTC:DWAY). From September 2023 to November 2024, Mr. Plumb served as the chief financial officer of A Game Beverages, Inc. From August 2022 to June 2024, Mr. Plumb served as the chief financial officer of Endexx Corp. (OTCBB:EDXC). From October 2020 to July 2023, Mr. Plumb served as the chief financial officer of Gaming Technologies, Inc. (OTCBB:GMGT). From January 2020 to March 2023, Mr. Plumb served as the chief financial officer of Directview Holdings, Inc. (OTCBB:DIRV). From January 2019 to October 2021, Mr. Plumb served as the chief financial officer of Artella Solutions, Inc. Since 2001, he has served as the owner and president of Clear Financial Solutions, a consulting firm that provides interim CFO services to small public companies. In this capacity he has prepared SEC filings, managed investor relations, raised capital, conducted mergers and acquisition activities, developed successful offering memorandum, registration statements and investor presentations. Mr. Plumb is a former auditor with PriceWaterhouseCoopers and KPMG. Mr. Plumb has a Bachelor of Business Administration degree from the University of Texas at Austin, Austin, Texas.

Pursuant to his engagement, the Company entered into an agreement with Borosh Consulting, LLC dba Clear Financial Solutions (“CFS”), under which Mr. Plumb will provide fractional CFO services to the Company. The material terms of the engagement are that CFS will provide 25 hours of time per month at the rate of $10,000 per month, on a month-to-month basis.

Mr. Plumb will be responsible for reviewing all SEC filings and the supporting documentation sufficient to give him comfort that the filings are complete and accurate. He will provide operational advice on streamlining operations, budgeting and cash flow projections, strategic direction, strategic planning, and capital markets advice.

Ted Karkus, the Company’s CEO and Chairman of the Board, will continue to serve as the Company’s principal financial officer.

Except as set forth above, there are no arrangements or understandings between Mr. Plumb and any other persons pursuant to which he was selected as an officer. Mr. Plumb does not have any family relationships with any director or executive officer of the Company, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s ability to regain compliance with Nasdaq listing standards or receive additional time from Nasdaq to regain compliance if necessary. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: August 6, 2025

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